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                                                                     EXHIBIT 8.2

                      [LETTERHEAD OF LOVELL WHITE DURRANT]

                                                                October 21, 1997

Unionamerica Holdings plc
London Underwriting Centre
3 Minster Court
Mincing Lane
London
EC3R 7DD

Dear Sirs

MMI COMPANIES, INC. AND UNIONAMERICA HOLDINGS PLC
REGISTRATION STATEMENT ON FORM S-4

1. We have acted as independent English legal advisors to Unionamerica Holdings plc (the "Company") and have been requested by the Company to give this opinion in connection with the Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission by MMI Companies, Inc. ("MMI") on July 25, 1997, as amended on September 23, 1997 and October 21, 1997, for the purpose of registering under the United States Securities Act of 1933 certain shares of MMI's common stock to be issued in exchange for ordinary shares of US$0.0448 each represented by American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs") of the Company (the "Shares").

2. In connection with this opinion, we have examined a copy of the Registration Statement on Form S-4 (file number 333-32027) as filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933 on October 21, 1997 (the "Registration Statement"), including the prospectus contained therein (the "Prospectus").

3. This opinion is given only with respect to English law in force at the date of this opinion, as applied by the English Courts. No opinion is expressed or implied as to the laws of any other jurisdiction, as to which no enquiries have been made. This opinion is given on the basis that it is to be governed by and construed in accordance with English law. Statements relating to United Kingdom taxation are based on the laws of England as currently applied by the English Courts and on the generally published practice of the Inland Revenue and H.M. Customs & Excise applying as at the date of this opinion.
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Unionamerica Holdings plc                                       October 21, 1997

4. On the basis of and subject to the foregoing and the matters set out in paragraph 5 below and subject to any matters not disclosed to us, and having regard to such considerations of English law in force and the generally published practice of the U.K. Inland Revenue and H.M. Customs & Excise applying as at the date of this opinion as we have considered relevant, we are of the opinion that the statements in the Prospectus under the heading "The Offer--Tax Consequences of the Offer" insofar as such statements constitute a summary of the legal matters, documents, or proceedings under the laws of England referred to therein, constitute an accurate general description of the principal U.K. tax consequences under English law associated with the exchange of securities pursuant to the Offer (which expression shall have the meaning attributed to it in the Prospectus).

5. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the Prospectus under the headings "The Offer--Tax Consequences of the Offer" and "Legal Matters", but in giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the United States Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder.

                                          Yours faithfully

                                          /s/ Lovell White Durrant

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